- --------------------------------------------------------------------------------



                             SUPPLEMENTAL INDENTURE


                                     NO. 14


                                       TO


                     INDENTURE DATED AS OF FEBRUARY 11, 1998



                                       RE:


          UP TO $350,000,000 9-1/8% SENIOR SUBORDINATED NOTES DUE 2008


- --------------------------------------------------------------------------------

         This SUPPLEMENTAL INDENTURE NO. 14, dated as of July 20, 1999, to INDENTURE (the "Supplemental Indenture") is entered into among SFX Entertainment, Inc., a Delaware corporation (the "Company"), the Guarantors party hereto (each a "Guarantor" and collectively, the "Guarantors"), each a direct or indirect subsidiary of the Company, and The Chase Manhattan Bank, as trustee (the "Trustee"), under the Indenture (defined below).

                                    RECITALS
                                    --------

         WHEREAS, the Company, the Guarantors and the Trustee have entered into that certain Indenture dated as of February 11, 1998, as amended by Supplemental Indentures Nos. 1 through 13 (as amended and supplemented on or prior to the date hereof, the "Indenture") providing for the issuance and delivery by the Company of its 9-1/8% Senior Subordinated Notes due 2008 (the "Notes"); and

         WHEREAS, the Company has proposed certain amendments to the terms of the Indenture; and

         WHEREAS, Article 9 of the Indenture provides the manner by which the Indenture may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written act of said Holders delivered to the Company and the Trustee; and

         WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have delivered said consents to the Trustee and the Company; and

         WHEREAS, pursuant to and in accordance with Section 9.02 of the Indenture, and with consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee have agreed to enter into this Supplemental Indenture;

         NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

         Section 1. AMENDMENTS.

         1.1 Subject to Section 2.2 hereof, the following definition of the term "Foreign Subsidiary" is hereby added to Section 1.01 of the Indenture:

         "'Foreign Subsidiary' means any Restricted Subsidiary of the Company which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

         1.2. Subject to Section 2.2 hereof, the definition of the term "Guarantor" contained in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

         "`Guarantor' means each of the Company's current and future Restricted Subsidiaries that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns."

         1.3. Subject to Section 2.2 hereof, the definition of "Permitted Investments" contained in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

         "'Permitted Investments' means (i) any Investment in the Company or in a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if (a) as a result of, or concurrently with, such Investment such Person becomes a Restricted Subsidiary of the Company or (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; or (c) the Company or a Restricted Subsidiary of the Company has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a Restricted Subsidiary of the Company or such transaction is consummated, as applicable, in each case within 180 days of the date of such Investment; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (v) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;
(vi) any Investment received involuntarily; (vii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) any Investment made under the Pace Acquisition Facility pursuant to the Pace Agreement as in effect on the date hereof; (ix) Investments owned by any of the Acquired Businesses as of the date such Acquired Business is acquired; (x) other Investments in Persons engaged in Permitted Businesses (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed 5% of Total Tangible Assets; (xi) the consummation of the Pending Acquisitions; (xii) the Meadows Repurchase and the Series E Preferred Repurchase; provided that the Company receives either (x) a cash payment from Broadcasting or Broadcasting Buyer or an Affiliate thereof at or prior to the date of the Broadcasting Merger at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (y) an increase in favor of the Company in the Working Capital Adjustment (including the avoidance of a decrease) contemplated by the Merger Agreement in an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (z) any combination thereof adding up to an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million; and (xiii) other Investments in any Person (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xiii) that are at the time outstanding, not to exceed $4.0 million. Notwithstanding the foregoing, no Investment may be made under the foregoing clauses (i) and (iii) in any Foreign Subsidiary (other than a Guarantor) if, after giving pro forma effect to such Investment and all acquisitions and dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of the Measurement Period referred to below through and including the date of such Investment, as if the same had occurred at the beginning of the four most recent full fiscal quarters of the Company ending immediately prior to the date of such Investment for which internal financial statements are available (the "Measurement Period"), more than 35% of the pro forma Consolidated Cash Flow of the Company for the Measurement Period would have been derived from operations and businesses owned by Foreign Subsidiaries."

         1.4. Subject to Section 2.2 hereof, Section 4.09 of the Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Guarantors may issue shares of preferred stock if, in each case, the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than (a) 7.0 to 1.0, if such incurrence or issuance is prior to December 31, 1999 or (b) 6.0 to 1.0 thereafter.

         The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

         (i) the incurrence by the Company (and the guarantee thereof by Guarantors) of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $400.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made since the date hereof and less the aggregate amount of all commitment reductions of any revolving Indebtedness under a Credit Facility pursuant to clause (i) of the third paragraph of Section 4.10 hereof;

         (ii) the incurrence by the Company and the guarantee thereof by the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

         (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

         (iv) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount not to exceed $5.0 million at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (v) below to refund, replace or refinance any Indebtedness pursuant to this clause (iv);

         (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred by the first paragraph of this Section 4.09, or by clauses (ii),
     (iii), (iv), (v), (vii) or (x) of this paragraph;

         (vi) the incurrence of Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

         (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (viii) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness that was permitted to be incurred by another provision of this Section 4.09;

         (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix);

         (x) the issuance of preferred stock by the Company pursuant to the Contemporary Agreement, as in effect on the date of this Indenture;

         (xi) the incurrence by Foreign Subsidiaries of Indebtedness, provided that at the time of, and after giving effect to, the incurrence of such Indebtedness (a) no Default or Event of Default has occurred and is continuing, (b) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow

     Ratio test set forth in the first paragraph of this Section 4.09 and (c) the Debt to Cash Flow Ratio of the Company's Foreign Subsidiaries (on a combined consolidated basis), after giving pro forma effect to such incurrence and to the use of the proceeds therefrom and to all Investments and acquisitions and dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available to the date of determination, as if the same had occurred at the beginning of such four-quarter period, would have been no greater than 4.0 to 1.0;

         (xii) the incurrence by Foreign Subsidiaries of Indebtedness as to which the Company is directly or indirectly liable (as a guarantor, co-borrower or otherwise), provided that the incurrence by the Company of such Indebtedness was permitted under this Section 4.09; and

         (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (v) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii), not to exceed $10.0 million.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant."

         1.5. Subject to Section 2.2 hereof, Section 4.11 of the Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.11. TRANSACTIONS WITH AFFILIATES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an

Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any employment agreement entered into by, and any compensation paid by, the Company or any of its Restricted Subsidiaries, in each case, approved by the Compensation Committee, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable, customary and consistent with past practices and the issuance of shares of the Company to the Directors who were holders of options or stock appreciation rights in Broadcasting as of the Spin-Off record date, whether or not vested, (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable, customary and consistent with past practices, (5) the transactions specifically contemplated by the Merger Agreement, the agreements relating to the Pending Acquisitions or by instruments referred to in any such agreements, in each case, as the same are in effect on the date hereof, (6) the Spin-Off Transactions, (7) the transactions specifically contemplated by the Delsener/Slater Employment Agreements, in each case as in effect on the date hereof, (8) the Meadows Repurchase and the Series E Preferred Repurchase; provided that the Company receives either (x) a cash payment from Broadcasting or Broadcasting Buyer or an Affiliate thereof at or prior to the date of the Broadcasting Merger at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (y) an increase in favor of the Company in the Working Capital Adjustment (including the avoidance of a decrease) contemplated by the Merger Agreement in an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (z) any combination thereof adding up to an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million; (9) any Restricted Payment that is permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed to be Affiliate Transactions; and (10) notwithstanding clause (ii)(b) above, if the subject Affiliate Transaction or series of related Affiliated Transactions is with a Person that is an Affiliate solely by reason of the Company or any Restricted Subsidiary of the Company owning an equity interest in such Person or otherwise controlling such Person, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view shall not be required unless the subject Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $10 million."

         1.7. Subject to Section 2.2 hereof, Section 4.17 of the Indenture is hereby amended to read in its entirety as follows:

         "SECTION 4.17 ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES.

         The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary or of not more than 20% of the outstanding shares of any class of Capital Stock of such Restricted Subsidiary and (b) the Net Cash Proceeds, if any, from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof, and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares and other than up to 20% of the outstanding shares of any class of Capital Stock of such Restricted Subsidiary) to any Person other than to the Company or a Restricted Subsidiary of the Company except as permitted pursuant to Section 4.09 hereof."

         Section 2. MISCELLANEOUS.

         2.1. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

         2.2. Operative Date. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Section 1 hereof shall become operative upon the satisfaction of the Conditions (as defined in the Consent Solicitation Statement, dated June 23, 1999, as amended and supplemented, that was provided to Holders of Notes in connection with the Company's solicitation of consents by such Holders to the amendments set forth herein). Upon the receipt by the Trustee of (i) an Officers' Certificate certifying that such Conditions have been satisfied, and (ii) an Opinion of Counsel stating (a) that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and (b) that this Supplemental Indenture complies with the Indenture, the amendments set forth herein shall become operative.

         2.3. Confirmation of the Indenture. Except as amended hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         2.4. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

         2.5. Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

         2.6. Headings. The captions of the various section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         2.7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

         2.8. Definitions. All terms defined in the Indenture shall have the same meaning in this Supplemental Indenture unless otherwise defined herein.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned have executed this Supplemental Indenture No. 14 as of this ____ day of _______, 1999.





SFX ENTERTAINMENT, INC.


- -----------------------------
By: Richard A. Liese
Title: Senior Vice President





AIR SHOW PARTNERS
AKG, INC.
AMERICAN ARTISTS LIMITED, INC.
AMERICAN BROADWAY, INC.
AMPHITHEATER ENTERTAINMENT PARTNERSHIP
    By: SM/PACE, INC., its general partner
ANT THEATRICAL PRODUCTIONS, INC.
ARDEE FESTIVALS N.J., INC.
ATHLETES AND ARTISTS, INC.
ATLANTA CONCERTS, INC.
AUDREY & JANE, INC.
AVALON ACQUISITION CORP.
BAYOU PLACE PERFORMANCE HALL GENERAL PARTNERSHIP
BEACH CONCERTS, INC.
BG PRESENTS, INC.
BGE YUBA LLC
    By: BILL GRAHAM ENTERPRISES, INC., its sole member
BGP ACQUISITION, L.L.C.
    By: SFX ENTERTAINMENT, INC., its managing member
BGP DENVER, INC.
BILL GRAHAM ENTERPRISES, INC.
BILL GRAHAM MANAGEMENT, INC.
BILL GRAHAM PRESENTS, INC.
BOSTON PLAYHOUSE REALTY, INC.
BOYLSTON STREET THEATRE CORP.
BROADWAY CONCERTS, INC.
BROADWAY SERIES ASSOCIATES, INC.
BROADWAY SERIES MANAGEMENT GROUP, INC.
CAMARILLO AMPHITHEATER MANAGING PARTNERS, INC.

CDC AMPHITHEATER/I, INC.
CDC OF NORTH CAROLINA, INC.
CDC/SMT, INC.
CDP, INC.
CELLAR DOOR AMPHITHEATRES/II, INC.
CELLAR DOOR AMPHITHEATER, INC.
CELLAR DOOR CONCERTS OF THE CAROLINAS, INC.
CELLAR DOOR CONCERTS OF FLORIDA, INC.
CELLAR DOOR CONSULTING, INC.
CELLAR DOOR HOLDING COMPANY
CELLAR DOOR NORTH CENTRAL, INC.
CELLAR DOOR PRODUCTIONS OF MICHIGAN, INC.
CELLAR DOOR PRODUCTIONS OF VIRGINIA, INC.
CELLAR DOOR SOUTH EAST, INC.
CELLAR DOOR VENUES, INC.
COL ARTS ASSOCIATES, INC.
CONCERT PRODUCTIONS INTERNATIONAL B.V.
CONCERTS, INC.
CONCERT PRODUCTIONS (UK) LIMITED
CONCERT/SOUTHERN CHASTAIN PROMOTIONS
    By: SOUTHERN PROMOTION, INC., its majority interest holder
CONN TICKETING COMPANY
    By: NORTHEAST TICKETING COMPANY, its general partner
CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION
CONNECTICUT CONCERTS INCORPORATED
CONNECTICUT PERFORMING ARTS PARTNERS
         By: NOC, INC., its general partner
CONNECTICUT PERFORMING ARTS, INC.
CONTEMPORARY GROUP ACQUISITION CORP.
CONTEMPORARY GROUP, INC.
CONTEMPORARY MARKETING, INC.
CONTEMPORARY PRODUCTIONS INCORPORATED
CONTEMPORARY SPORTS INCORPORATED
COOLEY AND CONLON MANAGEMENT CO.
DEER CREEK AMPHITHEATER CONCERTS, L.P.
    By: Deer Creek Amphitheater Concerts, Inc., its general partner DEER CREEK AMPHITHEATER CONCERTS, INC.
DELSENER/SLATER ENTERPRISES, LTD.
DELSENER/SLATER PRESENTS, INC.
DICESARE-ENGLER, INC.
DICESARE-ENGLER PROMOTIONS, INC.
DLC CORP.
DLC FUNDING CORP.
DUMB DEAL, INC.
EAGLE EYE ENTERTAINMENT, INC.
EAGLE EYE ENTERTAINMENT USA INC.

EMI ACQUISITION SUB, INC.
ENTERTAINMENT PERFORMING ARTS, INC.
ETEK CORP.
EVENT MERCHANDISING, INC.
EXIT 116 REVISITED, INC.
FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.
FILLMORE CORPORATION
FILLMORE FINGERS, INC.
FILLMORE THEATRICAL SERVICES
FINANCIAL ADVISORY MANAGEMENT ENTERPRISES, INC.
GRAHAM/GUND PARTNERSHIP
GRAND SLAM SPORTS MARKETING, INC.
GREATER DETROIT THEATRES, INC.
GSAC PARTNERS
    By: PAVILION PARTNERS, its general partner; SM/PACE, INC., its general partner
HALCYON DAYS PRODUCTIONS, INC.
HAYMON HOLDINGS, INC.
HIGH COTTON, INC.
IN HOUSE TICKETS, INC.
INTEGRATED SPORTS INTERNATIONAL, INC.
INTERNATIONAL MUSIC (CANADA) INC.
INTERNATIONAL MUSIC LTD.
INTERNATIONAL MUSIC TOUR I LTD.
INTERNATIONAL MUSIC TOUR II LTD.
INTERNATIONAL MUSIC TOUR I (USA) INC.
INTERNATIONAL MUSIC TOUR II (USA) INC.
TNA (USA) INC.
IRVINE MEADOWS AMPHITHEATER
    By: AVALON ACQUISITION CORP., as general partner
IRVING PLAZA CONCERTS, INC.
J&H TOURING COMPANY LIMITED PARTNERSHIP
JJB & DHW, INC.
JJJ AMPHITHEATER LIMITED PARTNERSHIP
    By: CELLAR DOOR AMPHITHEATER, INC., its general partner
MAGICSPORTS - GRAND SLAM MANAGEMENT, INC.
MAGICWORKS CONCERTS, INC.
MAGICWORKS ENTERTAINMENT ASIA LIMITED
MAGICWORKS ENTERTAINMENT INCORPORATED
MAGICWORKS ENTERTAINMENT INTERNATIONAL, INC.
MAGICWORKS EXHIBITIONS, INC.
MAGICWORKS FASHION MANAGEMENT, INC.
MAGICWORKS MERCHANDISING, INC.
MAGICWORKS SPORTS MANAGEMENT, INC.
MAGICWORKS THEATRICALS, INC.
MAGICWORKS TRANSPORTATION, INC.
MAGICWORKS WEST, INC.

MARCO ENTERTAINMENT, INC.
MARQUEE ALPHABET CITY RECORDS, INC.
MARQUEE CAMBRIDGE GOLF, INC.
MARQUEE TOLLIN/ROBBINS, INC.
MELODY TENT AND AMPHITHEATER, INC.
MURAT CENTER CONCERTS, INC.
MURAT CENTER CONCERTS, L.P.
    By: MURAT CENTER CONCERTS, INC., its general partner
NED PROP JOINT VENTURE
NEJA GROUP, L.L.C.
NETWORK PRESENTATIONS LLC
NEW AVALON, INC.
NEW URBAN ENTERTAINMENT PRODUCTIONS AND MARKETING CO., LLC
NOC, INC.
NORTHEAST TICKETING COMPANY
    By: NOC, INC., its general partner
NTC HOLDINGS, INC.
OAKDALE THEATER CONCERTS, INC.
PACE AEP ACQUISITION, INC.
PACE AMPHITHEATRES, INC.
PACE BAYOU PLACE, INC.
PACE CONCERTS, LTD.
PACE CONCERTS GP, INC.
PACE/CONTEMPORARY MOTOR SPORTS, LTD.
    By: PACE MOTOR SPORTS, INC., its general partner
PACE ENTERTAINMENT CHARITABLE FOUNDATION
PACE ENTERTAINMENT CORPORATION
PACE ENTERTAINMENT GP CORP.
PACE ENTERTAINMENT GROUP, LTD.
PACE MILTON KEYNES, INC.
PACE MOTOR SPORTS, INC.
PACE MUSIC GROUP, INC.
PACE PRODUCTIONS, INC.
PACE SEASON TICKETS, INC.
PACE SIGNATURES GROUP, J.V.
PACE THEATRICAL GROUP, INC.
PACE (UK)
PACE U.K. HOLDING CORPORATION
PACE VARIETY ENTERTAINMENT, INC.
PALACE THEATRE OPERATING GROUP, LLC
    By: PACE THEATRICAL GROUP, INC., its sole member
PAVILION PARTNERS
    By: SM/PACE, INC., its general partner
PCMT, INC.
PEC, INC.
PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC.

POLARIS AMPHITHEATER CONCERTS, INC.
PROSERV, INC.
PROSERV UK, INC.
PROTIX CONNECTICUT GENERAL PARTNERSHIP
PTG-FLORIDA, INC.
PTG-FLORIDA, INC./BSMG JOINT VENTURE
    By: PTG-FLORIDA, INC., its majority interest holder
QBQ ENTERTAINMENT, INC.
QN CORP.
RAINBOW CONCERT PRODUCTIONS, INC.
ROBBINS ENTERTAINMENT GROUP, INC.
ROSEMONT CONSULTING, INC.
RUGRATS AMERICAN TOUR, LTD.
    By: PACE VARIETY ENTERTAINMENT, INC., as general partner
RZO LIVE, INC.
RZO MUSIC, INC.
RZO PRODUCTIONS, INC.
RZO TOURS, INC.
SFX ARENA MANAGEMENT, LLC
    By: SFX/NEDCO, INC., its sole member
SFX CHICAGO, INC.
SFX CINCINNATI, LLC
    By: SFX/NEDCO, INC., its sole member
SFX CLUB MANAGEMENT, LLC
    By: SFX/NEDCO, INC., its sole member
SFX CONCERTS OF THE MIDWEST, INC.
SFX CONCERTS, INC.
SFX DELAWARE, INC.
SFX FAMILY ENTERTAINMENT, INC.
SFX FESTIVALS, INC.
SFX LIVE, INC.
SFX MEDIA MARKETING, INC.
SFX/NEDCO, INC.
SFX NETWORK GROUP, L.L.C.
    By: SFX ENTERTAINMENT, INC., its managing member
SFX OF NEW MEXICO, LLC
    By: SFX/NEDCO, INC., its sole member
SFX PRODUCTIONS AND PUBLISHING, INC.
SFX RADIO NETWORK, INC.
SFX REALTY COMPANY OF ILLINOIS, INC.
SFX RIGHTS, INC.
SFX/SJS PUBLISHING, INC.
SFX SPORTS GROUP, INC.
SFX TOURING, INC.
SHELLI MEADOWS, INC.
SHORELINE AMPHITHEATRE, LTD.

SHORELINE AMPHITHEATRE PARTNERS
    By: SHORELINE AMPHITHEATRE, LTD., its general partner
SJS RESEARCH CORPORATION
SM/PACE, INC.
SOUTHEAST TICKETING COMPANY
    By: CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION, its general partner SOUTHERN PROMOTIONS, INC.
SPORTS MARKETING AND TELEVISION INTERNATIONAL, INC.
STEP ENTERTAINMENT SERVICES INC.
SUNSHINE CONCERTS, L.L.C.
    By: SFX CONCERTS OF THE MIDWEST, INC., its managing member
SUNSHINE DESIGNS, L.P.
    By: SUNSHINE DESIGNS, INC., its general partner
SUNSHINE DESIGNS, INC.
SUNTEX ACQUISITION, INC.
SUNTEX ACQUISITION, L.P.
    By: SUNTEX ACQUISITION, INC., its general partner
TBA MEDIA, INC.
TENNIS EVENTS, INC.
THE ALBUM NETWORK, INC.
THE BOATHOUSE FOOD SERVICE CO.
THE BOOKING GROUP, L.L.C.
    By: PACE THEATRICAL GROUP, INC., its majority interest holder
THE DUKE OF YORK THEATRE (HOLDINGS)
THE ENTERTAINMENT GROUP, INC.
THE ENTERTAINMENT GROUP, SA. DE C.V.
THE JEKYLL COMPANY LIMITED PARTNERSHIP
THE MARQUEE GROUP, INC.
THE MARQUEE GROUP (AUSTRALIA) PTY LTD.
THE MARQUEE GROUP (UK) LIMITED
THE RASCOFF/ZYSBLAT ORGANIZATION, INC.
THE WEDDING TOUR COMPANY
    By: PACE VARIETY ENTERTAINMENT, INC., as a majority holder
TEXAS TARPS
TICKET SERVICE, INC.
TOLLIN/ROBBINS MANAGEMENT, LLC
    By: ROBBINS ENTERTAINMENT GROUP, INC., its sole member
TOLLIN ROBBINS PRODUCTIONS
    By: ROBBINS ENTERTAINMENT GROUP, INC., its majority interest holder
TOURING ARTISTS GROUP, INC.   (FL)
TOURING ARTISTS GROUP, INC.   (OH)
TREMONT STREET THEATRE CORPORATION II, INC.
UNIVERSAL/PACE AMPHITHEATRES GROUP, L.P.
WEST COAST AMPHITHEATER CORP.

WESTBURY MUSIC FAIR, L.L.C.
    By: DELSENER/SLATER ENTERPRISES, LTD., its managing member
WOLFGANG RECORDS



By:_______________________
Name: Richard A. Liese
Title: Authorized Agent




THE CHASE MANHATTAN BANK


By:_______________________
Name:
Title: